AGREEMENT

          Made in Petach-Tiqwa as of the .. day of ............, 199..



                       BETWEEN     CASDIM SOFTWARE SYSTEMS LTD.
                                   R.N. 51-109719-8
                                   of 5 Ha'ofan Street, Petach-Tiqwa
                                   (hereinafter referred to as "the Seller") of the first party


                  AND BETWEEN      C.I.S. CLINICAL INFORMATION SYSTEMS LTD.
                                   R.N. 51-187451-3
                                   of 5 Ha'ofan Street, Petach-Tiqwa
                                   (hereinafter referred to as "the Purchaser")



WHEREAS on the 10yh day of March, 1994, the Seller has submitted to the Israeli Patent Registrer an application to register patent no. 108935, concerning an information system and multimedia terminal;


AND WHEREAS         the Seller is interested in selling to the Purchaser all its rights connected with the application, the patent that will be registered and the invention forming the subject of the application and /or the Patent, and the Purchaser is interested in purchasing all the rights as above indicated from the Seller;


                    Thus it was declared, termed and agreed by the parties as follows:


     1.   The preamble to this Agreement forms an integral part thereof.

     2. The Seller hereby sells to the Purchaser and the Purchaser hereby purchases form the Seller the entire rights connected with the Patent.

     3. The Patent as in its meaning within this Agreement is that which is the subject of the application to register a Patent no. 108935.

     4.        4.1  In  consideration  for the complete  fulfillment  of all the
                    Seller's obligations under this Agreement and the transfer of the full rights to the Patent with all that this entails to the Purchaser, the Purchaser shall pay the Seller the amount of $500,000 - (five hundred thousand US Dollars (hereinafter referred to as "the Consideration").

               4.2 The Consideration shall be paid in NIS at the representative rate of the exchange of the Dollar that will be known on the day each payment is made.

               4.3 The Consideration shall be paid on the dates and in the installments that are to be agreed between the parties, but not later than the lst of June, 1995.

     5. The ownership of the Patent with all that this implies and/or that arises out of it shall be transferred to the Purchaser only on completion of payment of the Consideration as stated in clause 4.

     6. The Purchaser shall be entitled to continue with the proceedings for registration of the Patent and also to register the Patent in any country whatsoever, at its discretion.

     7. The Purchaser shall, at its sole discretion, be entitled to allow others to participate and/or to transfer to others, either in Israel or outside Israel, its rights in accordance with this Agreement or in accordance with any law, for consideration and/or without it.

     8. Subject to the provisions of clause 5 above, the Seller shall not, at any time, have any rights in the Patent with all that is connected with and/or arises from it and it shall not be entitled to make any demand and/or claim to the Purchaser and/or [to] any third party whatsoever in connection with the aforesaid Patent concerning the past and/or the future.

     9.        9.1  The parties  shall sign any document  and appear  before any person, company and/or authority, either in Israel or outside Israel in order with the utmost efficiency to put into effect the provisions of this Agreement providing only that the Purchaser shall bear all the Seller's expenditure that shall be caused to the latter in according with this clause.

               9.2 Without detracing from the provisions in clause 9.1 above, the parties shall, at the time of signing this Agreement, sign a bill of transfer of the rights under the patent application [to be] phrased as hereto appended.



     10. A party that shall be in breach of its undertakings according to this Agreement shall pay the party fullfilling [the same] compensation agreed in advance amounting to $50,000- (fifty thousand US Dollars) and this without detracing from the fulfilling party's right to any additional compensation under any law.


     11. Any notification sent by one party to the other shall be deemed to have reached its destination with delivery by hand and/or after 72 hours from the moment it has been handed in to any post office in Israel and of its dispatch by registered mail, according to the addresses indicated in the heading to this Agreement.





                    IN WITNESS HEREOF, THE PARTIES SET FORTH THEIR HAND AT THE ABOVE TIME AND PLACE



        __________                                               _____________
        THE SELLER                                               THE PURCHASER